Exhibit 99.1

ST. BERNARD SOFTWARE REPORTS ITS THIRD QUARTER ENDED SEPTEMBER 30, 2008 FINANCIAL RESULTS

SAN DIEGO, CA, NOVEMBER 11, 2008 — St. Bernard Software, Inc. (OTCBB: SBSW), a leader in Web security appliances, today announced preliminary, unaudited financial results for its third quarter ended September 30, 2008.

Third Quarter 2008 Highlights:

•	Grew St. Bernard’s core product, iPrism, customer revenues by approximately 13% compared to Q3 2007.

•	Achieved revenues of $4.4 million and billings of $5.1 million for our core iPrism product family.

•	Completed cost restructuring and right-sizing efforts at the end of 2007 resulting in 91% improvement to operating loss compared to Q3 2007.

•	Achieved GAAP positive cash flow of $346,000 in Q3 2008.

“Q3 2008 marks a significant turning point for St. Bernard Software”, said Vince Rossi, CEO of St. Bernard Software. “During Q3 2008 we achieved positive cash flow of $346,000 as well as finalized a new debt facility that will enable St. Bernard to make key investments in growing the business along with putting the company on stronger financial footing to navigate through the challenges within the overall macro-economic climate of today.  We are very pleased with the execution of our product and financial strategies during 2008, and feel that we are positioned well to execute our overall growth plans in the months and years to come.”

Financial Results

Revenues in the third quarter ended September 30, 2008 were $4.4 million, within the $4.3 to $4.5 million guidance previously provided. The revenues of $4.4 million for the three months ended September 30, 2008 represent a decrease of $30,000, or 1%, as compared to the same period in 2007. The decrease was due primarily to the sale of our Open File Manager product line in August 2007, resulting in lower revenues of $0.5 million, offset by an increase of $0.5 million, a 13% increase, associated with our iPrism products and services.  GAAP loss per share for the third quarter of 2008 was $0.03 as compared to earnings per share of $0.15 for the same period in 2007. St. Bernard Software’s cash balance was $0.7 million at September 30, 2008.

Business Outlook

Mr. Rossi added, “We have turned the corner within our business and are pleased to announce that we have achieved positive cash flow for the entire third quarter 2008 and plan on positive cash flow for the entire fourth quarter 2008.  Historically the fourth quarter is seasonally one of the stronger quarters of the year and, as such, we currently expect our Q4 2008 revenue to range from $4.6 to $4.8 million.”

Conference Call Information

A live conference call scheduled for 1:30 p.m. PT (4:30 p.m. ET) today can be accessed at:
877-407-8031 (US and Canada)
201-689-8031 (International)
Passcode: Give the company name “St. Bernard”
To listen to the live Webcast, use the following link: http://www.investorcalendar.com/IC/CEPage.asp?ID=136512
Or, log onto http://www.stbernard.com under the Investor Relations section.

Conference Call Replay

A replay of today’s conference call can be accessed at:
877-660-6853 (US and Canada)
201-612-7415 (International)
Passcode: 286, followed by 301561

A replay of the conference call will be available today, starting two hours after the call through Tuesday, November 25th, 2008 at 11:59 pm PT.

A webcast is also available at www.stbernard.com under Investor Relations.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) offers a full suite of secure content management solutions that integrate on-premise appliances with on-demand services to protect corporate networks from online threats, manage bandwidth use and enforce acceptable use policies. This industry-leading hybrid solution platform offers the security and control of an on-premises appliance with the scalability of an on-demand service.

St. Bernard's suite of iPrism® solutions -- iPrism Web Filter, iPrism IM Filter and iPrism Email Filter -- prevent Internet threats such as spam, viruses, spyware and phishing from entering corporate networks across all electronic communications: email, IM and Web.

Established in 1995 with headquarters in San Diego, CA, St. Bernard sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

©2008 St. Bernard Software, Inc. All rights reserved. The St. Bernard Software logo, LivePrism, iPrism, and iGuard are trademarks of St. Bernard Software, Inc. All other trademarks and registered trademarks are hereby acknowledged.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any statements regarding the capabilities, cost and reliability, of our products or offerings; statements regarding our financial results and cash balance for, and at, respectively, the quarter ; any projections of cash flow or other financial items; any statements regarding our ability to serve the bandwidth needs of our clients or our ability to position our business to service the needs of larger customers. The risks, uncertainties, and assumptions referred to above include, among other things, risk of technical failures related to our products or the hardware incorporated into our products; performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and the risk that audited financial results may differ materially from those provided in this release. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

Contact:
St Bernard Software:
Vincent Rossi, Chief Executive Officer / Acting Chief Financial Officer
(858) 524-2000

St. Bernard Software, Inc.

Consolidated Balance Sheets

	September 30, 2008	December 31, 2007
	(Unaudited)

Assets

Current Assets
Cash and cash equivalents	$722,000	$1,297,000
Accounts receivable - net of allowance for doubtful
accounts of $83,000 and $59,000 at September 30, 2008 and	3,580,000	3,255,000
December 31, 2007, respectively
Inventories - net	384,000	158,000
Prepaid expenses and other current assets	508,000	440,000

Total current assets	5,194,000	5,150,000

Fixed Assets - Net	884,000	1,301,000

Other Assets	174,000	215,000

Goodwill	7,568,000	7,568,000
Total Assets	$13,820,000	$14,234,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Short-term borrowings	$2,462,000	$1,566,000
Accounts payable	1,565,000	3,026,000
Accrued compensation expenses	898,000	1,188,000
Accrued expenses and other current liabilities	356,000	406,000
Current portion of capitalized lease obligations	159,000	153,000
Deferred revenue	10,439,000	9,589,000

Total current liabilities	15,879,000	15,928,000

Deferred Rent	138,000	232,000

Capitalized Lease Obligations, Less Current Portion	51,000	170,000

Deferred Revenue	6,537,000	5,860,000
Total liabilities	22,605,000	22,190,000

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, $0.01 par value; 50,000,000 shares
authorized; 14,783,090 and 14,760,052 shares issued
and outstanding at September 30, 2008 and December 31, 2007,
respectively	148,000	148,000
Additional paid-in capital	40,093,000	39,079,000
Accumulated deficit	(49,026,000)	(47,183,000)
Total stockholders’ deficit	(8,785,000)	(7,956,000)
Total Liabilities and Stockholders’ Deficit	$13,820,000	$14,234,000

	St. Bernard Software, Inc.

	Unaudited Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Revenues
Subscription	$3,519,000	$3,582,000	$10,250,000	$10,955,000
Appliance	906,000	622,000	2,668,000	2,249,000
License	2,000	253,000	18,000	1,668,000
Total Revenues	4,427,000	4,457,000	12,936,000	14,872,000

Cost of Revenues
Subscription	545,000	912,000	1,658,000	3,012,000
Appliance	612,000	400,000	1,848,000	1,736,000
License	-	4,000	5,000	55,000
Total Cost of Revenues	1,157,000	1,316,000	3,511,000	4,803,000

Gross Profit	3,270,000	3,141,000	9,425,000	10,069,000

Sales and marketing expenses	1,828,000	2,848,000	5,709,000	10,322,000
Research and development expenses	629,000	1,157,000	2,128,000	4,806,000
General and administrative expenses	1,322,000	1,690,000	3,897,000	6,559,000
Impairment expenses	-	3,262,000	-	3,262,000
Total Operating Expenses	3,779,000	8,957,000	11,734,000	24,949,000

Loss from Operations	(509,000)	(5,816,000)	(2,309,000)	(14,880,000)

Other (Income) Expense
Interest expense - net	230,000	73,000	530,000	145,000
Gain on sale of assets	(244,000)	(7,967,000)	(564,000)	(11,430,000)
Other Income (loss)	9,000	(98,000)	(435,000)	(107,000)
Total Other Income	(5,000)	(7,992,000)	(469,000)	(11,392,000)
Income (Loss) Before Income Taxes	(504,000)	2,176,000	(1,840,000)	(3,488,000)

Income tax expense	-	-	3,000	4,000
Net Income (Loss)	$(504,000)	$2,176,000	$(1,843,000)	$(3,492,000)

Income (Loss) Per Common Share - Basic	$(0.03)	$0.15	$(0.12)	$(0.24)
Income (Loss) Per Common Share - Diluted	$(0.03)	$0.15	$(0.12)	$(0.24)

Weighted Average Shares Outstanding - Basic	14,783,090	14,759,671	14,775,832	14,772,774
Weighted Average Shares Outstanding - Diluted	14,783,090	14,804,689	14,775,832	14,772,774